UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
 October 15, 2015
YUM! BRANDS, INC.
(Exact name of registrant as specified in its charter)
North Carolina	001-13163	13-3951308
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1441 Gardiner Lane, Louisville, Kentucky		40213
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (502) 874-8300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2015, the Board of Directors (the "Board") of Yum! Brands, Inc. (the "Company") appointed Keith A. Meister ("Mr. Meister") as a new director of the Company to fill a newly created directorship, with such appointment to be effective October 16, 2015.  This appointment was pursuant to arrangements in which Mr. Meister will also be nominated by the Company for election to the Board at the Company's 2016 annual meeting of shareholders, and Corvex Management LP ("Corvex"), of which Mr. Meister is the founder and managing partner, entered into customary confidentiality arrangements with respect to the Company's information. The Company, Corvex and Mr. Meister have also agreed to various other obligations and restrictions under an associated Nomination Agreement, dated October 15, 2015, entered into among the parties (the "Nomination Agreement").  Mr. Meister has not at this time been appointed to any committees of the Board.
Except for the Nomination Agreement, there are no arrangements or understandings with the Company pursuant to which Mr. Meister was appointed to the Board, and there are not any transactions that would be reportable under Item 404(a) of Regulation S-K.  Consistent with the Company's standard compensation arrangements for non-employee directors, which are described in the Company's definitive proxy statement for its 2015 annual meeting of shareholders, Mr. Meister will receive a one-time stock grant with a fair market value of $25,000 on the effective date of his appointment and will receive his annual stock retainer and stock appreciation rights grant at the time that other non-employee directors receive their annual stock retainer and stock appreciation rights grant.
The foregoing summary of the Nomination Agreement is qualified in its entirety by the text of the full agreement, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and which is incorporated herein by reference.
Item 8.01 Other Events

On October 15, 2015, the Company issued a press release related to various matters, including those referred to in Item 5.02 above.  A copy of the press release is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Nomination Agreement, by and among Yum! Brands, Inc., Corvex Management LP and Keith A. Meister, dated as of October 15, 2015.

99.2	Press Release, dated as of October 15, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Yum! Brands, Inc.

Date: October 20, 2015	By:	/s/ John P. Daley
	Name:	John P. Daley
	Title:	Vice President and Associate General Counsel

Exhibit Index

99.1	Nomination Agreement, by and among Yum! Brands, Inc., Corvex Management LP and Keith A. Meister, dated as of October 15, 2015.

99.2	Press Release, dated as of October 15, 2015.